COMPLIANCE STATEMENT (ITEM 1123)

                             NATIONAL CITY MORTGAGE

RE: THE ISSUING ENTITIES LISTED ON EXHIBIT A HERETO (THE "ISSUING ENTITY")

The undersigned, a duly authorized officer of National City Mortgage Co., as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by each relevant Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 14th day of March 2007.

NATIONAL CITY MORTGAGE CO


By:     /s/ T. Jackson Case, Jr.
        ----------------------------
        Name: T. Jackson Case, Jr.
        Title: Executive Vice President

EXHIBIT A

RALI SERIES 2006-QA4 TRUST RALI SERIES 2006-QA5 TRUST RALI SERIES 2006-QS1 TRUST RALI SERIES 2006-QS2 TRUST RALI SERIES 2006-QS3 TRUST RALI SERIES 2006-QS5 TRUST RALI SERIES 2006-QS6 TRUST RALI SERIES 2006-QS7 TRUST RALI SERIES 2006-QS8 TRUST RALI SERIES 2006-QS10 TRUST RALI SERIES 2006-QS13 TRUST RALI SERIES 2006-QS16 TRUST RALI SERIES 2006-QS18 TRUST RAMP SERIES 2006-RZ3 TRUST RFMSI SERIES 2006-S10 TRUST RFMSI SERIES 2006-S11 TRUST RFMSI SERIES 2006-S12 TRUST